Exhibit 10.15

AMENDED AND RESTATED
SENIOR MANAGEMENT AGREEMENT

THIS AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT (this “Agreement”) is made as of April 13, 2006, by and among Solera Holdings, LLC, a Delaware limited liability company (the “Company”), Solera, Inc., a Delaware corporation (“Employer”), and John Schwinn (“Executive”).

On April 11, 2005, pursuant to the Senior Management Agreement, dated as of April 11, 2005, by and among the Company, Employer and Executive (the “Prior Senior Management Agreement”), Executive purchased from the Company (i) 799,537 of the Company’s Class A Common Units (as defined below) and (ii) 1.771 of the Company’s Class BPreferred Units (as defined below). On the date hereof, pursuant to the terms and conditions of this Agreement, (i) the Company will purchase from Executive 187,484 Class A Common Units and (ii) Executive will purchase from the Company 187.023 Class B Preferred Units. All Class B Preferred Units and Class A Common Units owned by Executive or acquired by Executive pursuant to this Agreement or the Prior Senior Management Agreement are referred to herein as “Executive Securities”. Certain definitions are set forth in Section 9 of this Agreement.

On the date hereof, the Company and GTCR Fund VIII, L.P., a Delaware limited partnership, GTCR Fund VIII/B, L.P., a Delaware limited partnership, and GTCR Co-Invest II, L.P., a Delaware limited partnership (together with any other investment fund managed by GTCR I (as defined below) or GTCR II (as defined below) that at any time executes a counterpart to the Purchase Agreement or otherwise agrees to be bound thereby, collectively, the “Investors”, and each, an “Investor”), are entering into an Amended and Restated Unit Purchase Agreement (the “Purchase Agreement”).

In connection with the execution of the Purchase Agreement, the Company, Employer and Executive desire to amend and restate the Prior Senior Management Agreement in its entirety. Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investors.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Prior Senior Management Agreement hereby agree to amend and restate the Prior Senior Management Agreement in its entirety as follows and all parties hereto hereby agree as follows:

PROVISIONS RELATING TO EXECUTIVE SECURITIES

1.             Purchase and Sale of Executive Securities.

(a)           Pursuant to the Prior Senior Management Agreement, on April 11, 2005, Executive purchased, and the Company sold, (i) 799,537 Class A Common Units and (ii) 1.771 Class B Preferred Units. On such date, the Company delivered to Executive a copy of the certificates evidencing such Executive Securities, and Executive delivered to Employer, for the benefit of the Company, a cashier’s or certified check or wire transfer of immediately available funds in an aggregate amount equal to $81,725.00 as payment for such Executive Securities.

(b)           Upon the execution of this Agreement, (i) the Company will purchase, and Executive will sell, 187,484 Class A Common Units at a price of $0.10 per unit and (ii) Executive will purchase, and the Company will sell, 187.023 Class B Preferred Units at a price of $1,000.00 per unit. On the date hereof, Executive will deliver to the Company a cashier’s or certified check or wire transfer of immediately available funds in an aggregate amount equal to $168,275.00 as net payment for such purchases and sales. Following such sale of Class A Common Units and such purchase of Class B Preferred Units, Executive will own the following Executive Securities: (i) 533,388 Class A Common Units, which units shall be referred to herein as the “Carried Common Units”; (ii) 78,665 Class A Common Units, which units shall be referred to herein as the “Co-Invest Common Units”; and (iii) 188.794 Class B Preferred Units. The Company will deliver to Executive copies of the certificates representing such Executive Securities. The Co-Invest Common Units, together with the Class B Preferred Units acquired by Executive pursuant to the Prior Senior Management Agreement and/or hereunder, shall be referred to herein as the “Co-Invest Units”.

(c)           On April 22, 2005, Executive made an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit A attached to the Prior Senior Management Agreement.

(d)           Until released upon the occurrence of a Sale of the Company or a Public Offering as provided below, all certificates evidencing Executive Securities shall be held by the Company for the benefit of Executive and the other holder(s) of Executive Securities. Upon the occurrence of a Sale of the Company, the Company will return all certificates in its possession evidencing Executive Securities to the record holders thereof. Upon the consummation of a Public Offering, the Company will return to the record holders thereof certificates in its possession evidencing the Co-Invest Units and the Vested Carried Common Units (as defined below).

(e)           In connection with the purchase and sale of the Executive Securities, Executive represents and warrants to the Company that:

(i)            The Executive Securities to be acquired by Executive pursuant to this Agreement will be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii)           Executive is an executive officer of the Company and/or Employer, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities.

(iii)          Executive is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission.

(iv)          Executive is able to bear the economic risk of his investment in the Executive Securities for an indefinite period of time because the Executive Securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(v)           Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Securities and has had full access to such other information concerning the Company as he has requested.

(vi)          This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

(vii)         Except for (A) the Non-Solicitation and Non-Competition Agreement, dated September 18, 2001, between Executive and Mitchell International, Inc. (the “Prior Agreement”) and (B) this Agreement, Executive is neither party to, nor bound by, any other employment agreement, consulting agreement, noncompete agreement, non-solicitation agreement or confidentiality agreement.

(viii)        Executive is a resident of the State of California.

(f)            As an inducement to the Company to issue the Executive Securities to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Securities to Executive nor any provision contained in this Section 1 shall entitle Executive to remain in the employment of the Company, Employer or their respective Subsidiaries or affect the right of the Company, Employer or their respective Subsidiaries to terminate Executive’s employment at any time for any reason.

(g)           In accordance with the terms of the Prior Senior Management Agreement, Executive has executed in blank ten security transfer powers (the “Security Powers”) with respect to the Executive Securities acquired pursuant to the Prior Senior Management Agreement and has delivered such Security Powers to the Company. Concurrently with the execution of this Agreement, Executive shall execute in blank ten Security Powers in the form of Exhibit A attached hereto with respect to the Executive Securities acquired hereunder and shall deliver such Security Powers to the Company. The Security Powers shall authorize the Company to assign, transfer and deliver the Executive Securities acquired hereunder to the appropriate acquiror thereof pursuant to Section 3 below or Section 4 of the Securityholders Agreement and under no other circumstances.

(h)           Concurrently with the execution of this Agreement, if Executive is lawfully married, Executive’s spouse shall execute the Consent in the form of Exhibit B attached hereto.

(i)            On April 11, 2005, Executive became a party to the LLC Agreement and a party to the Securityholders Agreement and the Registration Agreement, in each case, in the capacity of an Executive and Securityholder.

2.             Vesting of Carried Common Units.

(a)           The Co-Invest Units shall be fully vested upon the execution of this Agreement. The Carried Common Units shall be subject to vesting in the manner specified in this Section 2.

(b)           Except as otherwise provided in this Section 2, the Carried Common Units shall become vested, in accordance with the following schedule, if as of each such date Executive is employed by the Company or any of its Subsidiaries:

Date	Cumulative Percentage of Carried Common Units Vested
April 11, 2006	20.00%
June 30, 2006	25.00%
September 30, 2006	30.00%
December 31, 2006	35.00%
March 31, 2007	40.00%
June 30, 2007	45.00%
September 30, 2007	50.00%
December 31, 2007	55.00%
March 31, 2008	60.00%
June 30, 2008	65.00%
September 30, 2008	70.00%
December 31, 2008	75.00%
March 31, 2009	80.00%
June 30, 2009	85.00%
September 30, 2009	90.00%
December 31, 2009	95.00%
March 31, 2010	100.00%

(c)           Upon the occurrence of a Sale of the Company, all Carried Common Units which have not yet become vested shall become vested as of the date of consummation of the Sale of the Company, if, as of such date, Executive has been continuously employed by the Company, Employer or any of their Subsidiaries from the date of this Agreement through and including such date.

(d)           Carried Common Units that have become vested (“Vested Carried Common Units”) and the Co-Invest Units that are Class A Common Units are referred to herein as “Vested Common Units.”  The Vested Common Units and the Class B Preferred Units are collectively referred to herein as “Vested Units.”  All Carried Common Units that have not vested are referred to herein as “Unvested Carried Common Units.”

3.             Repurchase Option.

(a)           In the event of a Separation, the Executive Securities (whether vested or unvested and whether held by Executive or one or more of Executive’s transferees, other than the

Company and the Investors) will be subject to repurchase, in each case by the Company and the Investors pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”). The Company may assign its repurchase rights set forth in this Section 3 to any Person; provided that if there is a Subsidiary Public Offering and the securities of such Subsidiary are distributed to the members of the Company, then such Subsidiary will be treated as the Company for purposes of this Section 3 with respect to any repurchase of the securities of such Subsidiary.

(b)           In the event of a Separation, (i) the purchase price for each Unvested Carried Common Unit will be the lesser of (A) Executive’s Original Cost for such unit and (B) the Fair Market Value of such unit as of the delivery date of the Repurchase Notice or Supplemental Repurchase Notice, as the case may be, in either case first delivered pursuant to Section 3(c) and (ii) the purchase price for each Vested Carried Common Unit and Co-Invest Unit will be the Fair Market Value of such unit as of the delivery date of the Repurchase Notice or Supplemental Repurchase Notice, as the case may be, in either case delivered pursuant to Section 3(c); provided, however, that if Executive’s employment is terminated with Cause, the purchase price for each Vested Carried Common Unit will be the lesser of (A) Executive’s Original Cost for such unit and (B) the Fair Market Value of such unit as of the delivery date of the Repurchase Notice or Supplemental Repurchase Notice, as the case may be.

(c)           In the event of a Separation, the Company (with the approval of the Board) may elect to purchase all or any portion of the Executive Securities pursuant to this Section 3 by delivering written notice (the “Repurchase Notice”) to the holder or holders of such securities within six months and 10 days after the Separation. The Repurchase Notice will set forth the number and type (i.e., Unvested Carried Common Unit, Vested Carried Common Unit, Co-Invest Common Unit or Class B Preferred Unit) of Executive Securities to be acquired from each holder, the aggregate consideration to be paid for such units and the time and place for the closing of the transaction. Executive Securities to be repurchased by the Company shall first be satisfied to the extent possible from the Executive Securities held by Executive at the time of delivery of the Repurchase Notice. If the number of Executive Securities of the type(s) to be repurchased by the Company then held by Executive is less than the total number of such type(s) of the applicable Executive Securities that the Company has elected to purchase, the Company shall purchase the remaining Executive Securities elected to be purchased from the other holder(s) of Executive Securities under this Agreement (i.e., Executive’s Permitted Transferees), pro rata according to the number of Executive Securities of such type held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest unit). The number of Unvested Carried Common Units and Vested Common Units to be repurchased hereunder will be allocated among Executive and the other holders of Executive Securities (if any) pro rata according to the number of Class A Common Units to be purchased from such Person.

(d)           If for any reason the Company does not elect to purchase all of the Executive Securities pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Executive Securities that the Company has not elected to purchase (the “Available Securities”). As soon as practicable after the Company has determined that there will be Available Securities, but in any event within five months after the Separation, the Company shall give written notice (the “Option Notice”) to the Investors setting forth the number and type (i.e., Unvested Carried Common Unit, Vested Carried Common Unit, Co-Invest Common Unit or Class B Preferred Unit) of Available Securities and the purchase price(s) for such Available Securities. The Investors may elect to purchase any or all of the Available Securities by giving written notice to the Company within six months and 10 days after the Separation. If the Investors elect to purchase an aggregate number of any type of the Available Securities that is greater than the number of such type of Available Securities, the Available Securities of such type shall be allocated among the Investors based upon the number of Executive Securities owned by each Investor. As soon as practicable, and in any event within ten days, after the expiration of the six-month and ten-day period set forth above, the Company shall notify each holder of Executive Securities as to the number and type of units being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Securities, the Company shall also deliver written notice to each Investor setting forth the number and type of units such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The number of Unvested Carried Common Units and Vested Common Units to be repurchased hereunder shall be allocated among the Company and the Investors pro rata according to the number of Class A Common Units to be purchased by each of them.

(e)           The closing of the purchase of the Executive Securities pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company will pay for the Executive Securities to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company, and will pay the remainder of the purchase price by, at its option, (A) a check or wire transfer of funds, (B) if the purchase is being made by a corporate successor to the Company, the issuance of a subordinated promissory note of the Company bearing interest at a rate equal to such rate as may be determined by the Board (provided that such rate may not be less than the prime rate (as published in The Wall Street Journal from time to time)) and having such maturity provisions as the Company shall determine in good faith, (C) issuing in exchange for such securities a number of the Company’s Class A Preferred Units (having the rights and preferences set forth in the LLC Agreement) equal to (x) the aggregate portion of the repurchase price for such Executive Securities determined in accordance with this Section 3 to be paid by the issuance of Class A Preferred Units divided by (y) 1,000, and for purposes of the LLC Agreement each such Class A Preferred Unit shall as of its issuance be deemed to have Capital Contributions (as defined in the LLC Agreement) made with respect to such Class A Preferred Unit equal to $1,000, or (D) any combination of (A), (B) and (C) as the Board may elect in its discretion; provided that, to the extent that the Company has readily available cash resources in excess of its working capital and other reasonable cash needs and without imposing any obligation on the Company to raise financing to fund the repurchases or to materially impair its financial liquidity or condition, the Company shall use reasonable efforts to pay the purchase price for such Executive Securities pursuant to the foregoing clause (A). Each Investor will pay for the Executive Securities purchased by it by a check or wire transfer of funds. The Company and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and require that all sellers’ signatures be guaranteed.

By way of example only for the purpose of clarifying the mechanics of clause (C) of Section 3(e), if the Company intends to repurchase Executive Securities consisting of 3,000,000 Class A Common Units by issuance of Class A Preferred Units and the aggregate repurchase price for such Class A Common Units determined in accordance with this Section 3 is $400,500, then the Company would issue to Executive 400.5 Class A Preferred Units, and for purposes of the LLC Agreement each whole Class A Preferred Unit issued to Executive would as of its issuance be deemed to have Capital Contributions made for such Class A Preferred Unit of $1,000, and the Capital Contributions made for the one-half Class A Preferred Unit would be $500.

(f)            Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by the Company pursuant to the Repurchase Option shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act, the Delaware General Corporation Law or such other governing corporate or limited liability company law, and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit (i) the repurchase of Executive Securities hereunder which the Company is otherwise entitled or required to make or (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases, then the Company may make such repurchases as soon as it is permitted to make repurchases or receive funds from Subsidiaries under such restrictions.

(g)           Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of Executive Securities is finally determined to be an amount at least 10% greater than the per unit repurchase price for such unit of Executive Securities in the Repurchase Notice or in the Supplemental Repurchase Notice, each of the Company and the Investors shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Executive Securities elected to be repurchased by it by delivering notice of such revocation in writing to the holders of Executive Securities during the thirty-day period beginning on the date that the Company and/or the Investors are given written notice that the Fair Market Value of a unit of Executive Securities was finally determined to be an amount at least 10% greater than the per unit repurchase price for Executive Securities set forth in the Repurchase Notice or in the Supplemental Repurchase Notice.

(h)           The provisions of this Section 3 will terminate with respect to all Executive Securities upon the consummation of a Public Offering or a Sale of the Company.

4.             Restrictions on Transfer of Executive Securities.

(a)           Transfer of Executive Securities. The holders of Executive Securities shall not Transfer any interest in any Executive Securities, except pursuant to (i) the provisions of Section 3 hereof, (ii) the provisions of Section 2 of the Securityholders Agreement (a “Participating Sale”), (iii) an Approved Sale (as defined in Section 4 of the Securityholders Agreement), or (iv) the provisions of Section 4(b) below.

(b)           Certain Permitted Transfers. The restrictions in this Section 4 will not apply with respect to any Transfer of Executive Securities made (i) pursuant to applicable laws of descent and distribution or to such Person’s legal guardian in the case of any mental incapacity or among such Person’s Family Group, or (ii) subject to the restrictions on transfer set forth in the Registration Agreement (including, without limitation, in Section 3 thereof) or any agreement entered into pursuant thereto, of Class A Common Units at such time as the Investors sell Class A Common Units in a Public Sale, but in the case of this clause (ii) only an amount of Class A Common Units (the “Transfer Amount”) equal to the lesser of (A) the sum of the number of Vested Carried Common Units and Co-Invest Common Units owned by Executive and (B) the product of (I) the number of Class A Common Units owned by Executive and (II) a fraction (the “Transfer Fraction”), the numerator of which is the number of Class A Common Units sold by the Investors in such Public Sale and the denominator of which is the total number of Class A Common Units held by the Investors prior to such Public Sale; provided that, if at the time of a Public Sale of units by the Investors, Executive chooses not to Transfer the Transfer Amount, Executive shall retain the right to Transfer an amount of Class A Common Units at a future date equal to the lesser of (x) the sum of the number of Vested Carried Common Units and Co-Invest Common Units owned by Executive at such future date and (y) the product of the number of Class A Common Units owned by Executive at such future date and the Transfer Fraction; provided further that the restrictions contained in this Section 4 will continue to be applicable to the Executive Securities after any Transfer of the type referred to in clause (i) above and the transferees of such Executive Securities must agree in writing to be bound by the provisions of this Agreement. Any transferee of Executive Securities pursuant to a Transfer in accordance with the provisions of clause (i) of this Section 4(b) is herein referred to as a “Permitted Transferee.”  Upon the Transfer of Executive Securities pursuant to this Section 4(b), the transferring holder of Executive Securities will deliver a written notice (a “Transfer Notice”) to the Company. In the case of a Transfer pursuant to clause (i) hereof, the Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

(c)           Termination of Restrictions. The restrictions set forth in this Section 4 will continue with respect to each unit of Executive Securities until the earlier of (i) the date on which such unit of Executive Securities has been transferred in a Public Sale permitted by this Section 4, or (ii) the consummation of a Sale of the Company.

5.             Additional Restrictions on Transfer of Executive Securities.

(a)           Legend. The certificates representing the Executive Securities will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF APRIL 13, 2006, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY AND OTHER PARTIES, DATED AS OF APRIL 13, 2006, AS

AMENDED. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b)           Opinion of Counsel. No holder of Executive Securities may Transfer any Executive Securities (except pursuant to Section 3 or 4(b) of this Agreement, Section 4 of the Securityholders Agreement or an effective registration statement under the Securities Act) without first delivering to the Company a written notice describing in reasonable detail the proposed Transfer, together with an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer. In addition, if the holder of the Executive Securities delivers to the Company an opinion of counsel that no subsequent Transfer of such Executive Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Executive Securities that do not bear the Securities Act portion of the legend set forth in Section 5(a). If the Company is not required to deliver new certificates for such Executive Securities not bearing such legend, the holder thereof shall not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 5.

PROVISIONS RELATING TO EMPLOYMENT

6.             Employment.         Employer agrees to employ Executive and Executive accepts such employment for the period beginning as of the date hereof and ending upon his separation pursuant to Section 6(c) hereof (the “Employment Period”).

(a)           Position and Duties.

(i)            During the Employment Period, Executive shall serve as the Senior Vice President of Employer and shall have the normal duties, responsibilities and authority implied by such position, subject to the power of Employer’s Chief Executive Officer and the Board to expand or limit such duties, responsibilities and authority and to override actions of the Senior Vice President.

(ii)           Executive shall report to Employer’s Chief Executive Officer, and Executive shall devote his reasonable efforts and his full business time and attention to the business and affairs of the Company, Employer and their Subsidiaries.

(b)           Salary, Bonus and Benefits. During the Employment Period, Employer will pay Executive a base salary of $200,000 per annum (the “Annual Base Salary”). During the Employment Period, beginning with the fiscal year ending June 30, 2007 and for each fiscal year thereafter, Executive shall be eligible for an annual bonus (“Annual Bonus”) in an amount up to 40% of the Annual Base Salary based upon the achievement by the Company, Employer and their Subsidiaries of financial and other objectives set by the Board. An Annual Bonus, if any, will be paid to Executive by Employer 120 days after the end of the fiscal year to which such Annual Bonus relates.

(c)           Separation. The Employment Period will continue until (i) Executive’s resignation, Disability or death, or (ii) Employer’s Chief Executive Officer or the Board decides to terminate Executive’s employment with or without Cause. If Executive’s employment is terminated by Employer without Cause or by Executive with Good Reason, then during the six-month period commencing on the date of termination subject to extension pursuant to the following sentence (the “Severance Period”), Employer shall pay to Executive an aggregate amount equal to 50% of his Annual Base Salary, payable in equal installments on the Employer’s regular salary payment dates (the “Wage Severance”), and Executive shall continue to participate in employee benefit programs for senior executive employees (other than bonus and incentive compensation plans) to the extent permitted under the terms of such programs and under applicable law (collectively, the “Severance Payments”). In addition, Employer shall have the option, by delivering written notice to the Executive within six months after the Separation to extend the Severance Period for an additional twelve-month period during which time the Company shall continue to make Severance Payments to Executive at the same annual rate (pro rated as applicable). Notwithstanding the foregoing, (A) Executive shall not be entitled to receive any payments pursuant to this Section 6(c) unless Executive has executed and delivered to Employer a general release in form and substance satisfactory to Employer and (B) Executive shall be entitled to receive such payments only so long as Executive has not breached the provisions of Sections 7 or 8 hereof.

7.             Confidential Information.

(a)           Obligation to Maintain Confidentiality. Executive acknowledges that the information, observations and data (including trade secrets) of a confidential, proprietary or secret nature obtained by him during the course of his performance under this Agreement concerning the business or affairs of the Company, Employer and their respective Subsidiaries and Affiliates (“Confidential Information”) are the property of the Company, Employer or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s and Employer’s business or industry of which Executive becomes aware during the Employment Period. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for his own account any Confidential Information without the Board’s written consent, unless and to the extent that the Confidential Information, (i) becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act, (ii) was known to Executive prior to Executive’s employment with Employer, the Company or any of their Subsidiaries and Affiliates, or (iii) is required to be disclosed pursuant to any applicable law or court order. Executive shall deliver to the Company at a Separation, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company, Employer and their respective Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control.

(b)           Ownership of Property. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company’s, Employer’s or any of their respective Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company, Employer or any of their respective Subsidiaries or Affiliates (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company, Employer or such Subsidiary or Affiliate and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company, Employer or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Executive in the course of his work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company, Employer or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Executive hereby assigns and agrees to assign to the Company, Employer or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company’s, Employer’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments). Executive understands, however, that there is no obligation being imposed on him to assign to the Company or any Subsidiary or Affiliate, any invention falling within the definition of Work Product for which no equipment, supplies, facility, or trade secret information of the Company or any of its Subsidiaries or Affiliates was used and that was developed entirely on his own time, unless:  (i) such Work Product relates (A) to the Company’s, or its Subsidiaries’ or Affiliates’ businesses or (B) to their actual or demonstrably anticipated research or development, or (ii) the Work Product results from any work performed by him for them under this Agreement. Executive has identified on the signature page to this Agreement all Work Product that is or was owned by him or was written, discovered, made, conceived or first reduced to practice by him alone or jointly with another person prior to his employment under this Agreement. If no such Work Product is listed, Executive represents to the Company that he does not now nor has he ever owned, nor has he made, any such Work Product.

(c)           Third Party Information. Executive understands that the Company, Employer and their respective Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s, Employer’s and their respective Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section 7(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company, Employer or their respective Subsidiaries and Affiliates who need to know such information in connection with their work for the Company, Employer or their respective Subsidiaries and Affiliates) or use, except in connection with his work for the Company, Employer or their respective Subsidiaries and Affiliates, Third Party Information unless expressly authorized by a member of the Board in writing.

(d)           Use of Information of Prior Employers. During the Employment Period, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Executive has an obligation of confidentiality, and will not bring onto the premises of the Company, Employer or any of their respective Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or Person. Executive will use in the performance of his duties only information which is (i) generally known and used by persons with training and experience comparable to Executive’s and which is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company, Employer or any of their respective Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Executive has an obligation of confidentiality, approved for such use in writing by such former employer or Person.

8.             Restrictive Covenants. Executive acknowledges that in the course of his employment with Employer he will become familiar with the Company’s, Employer’s and their respective Subsidiaries’ trade secrets and with other confidential information concerning the Company, Employer and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company, Employer and such Subsidiaries. Therefore, Executive agrees that:

(a)           Nonsolicitation. During the Employment Period and (x) during the Severance Period if the Employment Period is terminated by the Company or Employer without Cause or by Executive with Good Reason, or (y) for a period of two years thereafter if the Employment Period is terminated by Executive, the Company or Employer for any other reason, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, Employer or their respective Subsidiaries to leave the employ of the Company, Employer or such Subsidiary, or in any way interfere with the relationship between the Company, Employer and any of their respective Subsidiaries and any employee thereof (which restriction shall not preclude placing advertisements in trade publications or similar general solicitations for employment, so long as such advertisements or solicitations do not target any employee of the Company, Employer or their respective Subsidiaries), (ii) hire any person who was an employee of the Company, Employer or any of their respective Subsidiaries within 180 days after such person ceased to be an employee of the Company, Employer or any of their respective Subsidiaries, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, Employer or any of their respective Subsidiaries to cease doing business with the Company, Employer or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company, Employer and any Subsidiary, in each case, if any such inducement, attempted inducement or interference would involve, use or rely upon any of the Company’s, Employer’s or any of their respective Subsidiaries’ trade secrets or other confidential information or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company, Employer or any of their respective Subsidiaries and with which the Company, Employer and any of their respective Subsidiaries has engaged in discussions regarding the acquisition of an interest in such business or has requested and received information relating to the acquisition of such business by the Company, Employer or any of their respective Subsidiaries in the two year period immediately preceding a Separation.

(b)           Compliance with Prior Agreement. During the Employment Period, Executive agrees that he will comply with, and will take reasonable actions that are necessary or desirable in order to comply with, his obligations under the Prior Agreement. Executive acknowledges that the Company and Employer and GTCR have instructed Executive to do the same.

(c)           Enforcement. If, at the time of enforcement of Section 7 or this Section 8, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive’s services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company, Employer, their respective Subsidiaries or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

(d)           Additional Acknowledgments. Executive acknowledges that the provisions of this Section 8 are in consideration of:  (i) employment with the Employer, (ii) the issuance of the Executive Securities by the Company and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 7 and this Section 8 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living. In addition, Executive acknowledges (i) that the business of the Company, Employer and their respective Subsidiaries will be conducted throughout the United States and other jurisdictions where the Company, Employer or their respective Subsidiaries conduct business during the Employment Period, (ii) notwithstanding the state of organization or principal office of the Company, Employer or any of their respective Subsidiaries, or any of their respective executives or employees (including the Executive), it is expected that the Company and Employer will have business activities and have valuable business relationships within its industry throughout the United States and other jurisdictions where the Company, Employer or their respective Subsidiaries conduct business during the Employment Period, and (iii) as part of his responsibilities, Executive will be traveling throughout the United States and other jurisdictions where the Company, Employer or their respective Subsidiaries conduct business during the Employment Period in furtherance of Employer’s business and its relationships. Executive agrees and acknowledges that the potential harm to the Company and Employer of the non-enforcement of Section 7 and this Section 8 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and Employer now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

GENERAL PROVISIONS

9.             Definitions.

“Affiliate” means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, and (ii) with respect to any Investor, any general or limited partner of such Investor, any employee or owner of any such partner, or any other Person controlling, controlled by or under common control with such Investor; it being understood and agreed that GTCR I and its Affiliates shall for all purposes hereunder shall be Affiliates of GTCR II.

“Board” means the Company’s board of managers.

“Cause” means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company, Employer or any of their respective Subsidiaries or any of their customers or suppliers, (ii) substantial and repeated failure to perform duties of the office held by Executive as reasonably directed by the Board, (iii) gross negligence or willful misconduct with respect to the Company, Employer or any of their respective Subsidiaries, (iv) conduct tending to bring the Company, Employer or any of their respective Subsidiaries into substantial public disgrace or disrepute, and (v) any breach by Executive of Sections 6(a)(ii), 7 or 8 of this Agreement.

“Class A Common Units” means the Class A Common Units of the Company having the rights and obligations set forth in the LLC Agreement.

“Class B Preferred Units” means the Class B Preferred Units of the Company having the rights and obligations set forth in the LLC Agreement.

“Disability” means the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is or will be unable to effectively perform the essential functions of Executive’s duties for a continuous period of more than 60 days or for 90 days (whether or not continuous) within a 180 day period, as determined by the Board in good faith.

“Executive Securities” will continue to be Executive Securities in the hands of any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to Executive as a holder of Executive Securities hereunder. Executive Securities will also include equity of the Company (or a corporate successor to the Company or a Subsidiary of the Company) issued with respect to Executive Securities (i) by way of a unit split, unit dividend, conversion, or other recapitalization, (ii) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor prior to a Public Offering or (iii) by way of a distribution of securities of a Subsidiary of the Company to the members of the Company following or with respect to a Subsidiary Public Offering. Notwithstanding the foregoing, all Unvested Carried Common Units shall remain Unvested Carried Common Units after any Transfer thereof.

“Fair Market Value” of each unit of Executive Securities means the average of the closing prices of the sales of such Executive Securities on all securities exchanges on which such Executive Securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Executive Securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such Executive Securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time such Executive Securities are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such Executive Securities as determined in good faith by the Board. If Executive reasonably disagrees with such determination, Executive shall deliver to the Board a written notice of objection within ten days after delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within ten days after delivery of the Supplemental Repurchase Notice). Upon receipt of Executive’s written notice of objection, the Board and Executive will negotiate in good faith to agree on such Fair Market Value. If such agreement is not reached within 30 days after the delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within 30 days after the delivery of the Supplemental Repurchase Notice), Fair Market Value shall be determined by an appraiser jointly selected by the Board and Executive, which appraiser shall submit to the Board and Executive a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an appraiser within 45 days after delivery of the Repurchase Notice or the Supplemental Repurchase Notice, within seven days, each party shall submit the names of four nationally recognized firms that are engaged in the business of valuing non-public securities, and each party shall be entitled to strike two names from the other party’s list of firms, and the appraiser shall be selected by lot from the remaining four appraisal firms. The expenses of such appraiser shall be borne by Executive unless the appraiser’s valuation is more than 10% greater than the amount determined by the Board, in which case the expenses of the appraiser shall be borne by the Company. In making such appraisal, the appraiser shall determine the fair value of the Company as a whole without discount for either lack of control or contractual restrictions on transfer applicable to the Executive Securities. The determination of such appraiser as to Fair Market Value shall be final and binding upon all parties.

“Family Group” means a Person’s spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person’s spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person’s spouse and/or descendants and any retirement plan for such Person.

“Good Reason” means (i) a significant reduction in Executive’s Annual Base Salary, (ii) a material diminution in Executive’s duties or responsibilities inconsistent with his title, or (iii) a change in Executive’s principal office to a location more than 25 miles from 12230 El Camino Real, Suite 200, San Diego, California, in each case without the prior written consent of Executive; provided that written notice of Executive’s resignation must be delivered to the

Company within 30 days of his actual knowledge of any such event in order for such resignation to be with Good Reason for any purpose hereunder.

“GTCR I” means GTCR Golder Rauner, L.L.C., a Delaware limited liability company.

“GTCR II” means GTCR Golder Rauner II, L.L.C., a Delaware limited liability company.

“Letter Agreement” means that certain letter agreement, dated as of February 7, 2006, among the Company and each of the individuals party to a Senior Management Agreement (as defined in the LLC Agreement).

“LLC Agreement” means the Limited Liability Company Agreement of the Company, as amended from time to time pursuant to its terms.

“Original Cost” means, with respect to each Common Unit purchased under the Prior Senior Management Agreement or hereunder, $0.10 (as proportionately adjusted for all subsequent unit splits, unit dividends and other recapitalizations).

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company.

“Public Sale” means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k) prior to a Public Offering).

“Registration Agreement” means the Registration Rights Agreement, dated as of April 1, 2005, among the Company and certain of its securityholders, as amended from time to time pursuant to its terms.

“Sale of the Company” means any transaction or series of related transactions pursuant to which any Person or group of related Persons other than, except for purposes of Section 2(d), the Investors or their Affiliates in the aggregate acquire(s) (i) equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s equity, securityholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securityholders Agreement” means the Securityholders Agreement, dated as of April 1, 2005, among the Company and certain of its securityholders, as amended from time to time pursuant to its terms.

“Separation” means Executive ceasing to be employed by the Company, Employer or any of their respective Subsidiaries for any reason.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Subsidiary Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of Employer or another Subsidiary of the Company.

“Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

10.           Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to Employer:

Solera, Inc.

12230 El Camino Real, Suite 200

San Diego, CA 92130

Attention:  Chief Executive Officer

Facsimile:  (858) 812-3011

with copies to:

GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., and

GTCR Co-Invest II, L.P.

c/o GTCR Golder Rauner II, L.L.C.

6100 Sears Tower

Chicago, Illinois 60606-6402

Attention:  Philip A. Canfield

Craig A. Bondy

Facsimile: (312) 382-2201

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attention:  Stephen L. Ritchie, P.C.

Facsimile: (312) 861-2200

If to the Company:

Solera Holdings, LLC

12230 El Camino Real, Suite 200

San Diego, CA 92130

Attention:  Chief Executive Officer

Facsimile:  (858) 812-3011

with copies to:

GTCR Golder Rauner II, L.L.C.

6100 Sears Tower

Chicago, Illinois 60606-6402

Attention:  Philip A. Canfield

Craig A. Bondy

Facsimile: (312) 382-2201

and

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attention:  Stephen L. Ritchie, P.C.

Facsimile: (312) 861-2200

If to Executive:

John Schwinn

8407 Watson Ranch Road

San Diego, CA 92129

Facsimile:  (413) 502-8174

If to the Investors:

GTCR Golder Rauner II, L.L.C.

6100 Sears Tower

Chicago, Illinois 60606-6402

Attention:  Philip A. Canfield

Craig A. Bondy

Facsimile: (312) 382-2201

with a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attention:  Stephen L. Ritchie, P.C.

Facsimile: (312) 861-2200

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

11.           General Provisions.

(a)           Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such equity for any purpose.

(b)           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)           Complete Agreement. The Prior Senior Management Agreement is amended, restated and superseded by this Agreement in its entirety; provided that, notwithstanding the foregoing or anything else to the contrary in this Agreement, nothing herein shall relieve any party from any liability for any breach prior to the date hereof of the Prior Senior Management Agreement and any provision so breached shall not be superseded by this Agreement for purposes of actions taken in connection with such breach and liabilities related thereto and the rights of the parties hereto under Section 1(e) of the Prior Senior Management Agreement shall survive this amendment and restatement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, but not limited to, the Letter Agreement.

(d)           No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(e)           Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(f)            Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, Employer, the Investors and their respective successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Securities hereunder.

(g)           Choice of Law. The law of the State of Delaware will govern all questions concerning the relative rights of the Company, Employer and its securityholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h)           MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF,

CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

(i)            Executive’s Cooperation. During the Employment Period and thereafter, Executive shall cooperate with the Company, Employer and their respective Subsidiaries and Affiliates in any disputeswith third parties, internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments). In the event the Company requires Executive’s cooperation in accordance with this paragraph during the Employment Period or the Severance Period, the Company shall reimburse Executive solely for reasonable travel expenses (including lodging and meals, upon submission of receipts). In the event the Company requires Executive’s cooperation in accordance with this paragraph after the Severance Period, the Company shall reimburse Executive for reasonable travel expenses (including lodging and meals, upon submission of receipts) and compensate Executive at a reasonable rate for such cooperation, as determined by mutual agreement of the Company and Executive.

(j)            Remedies. Each of the parties to this Agreement (and the Investors as third-party beneficiaries) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(k)           Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Employer, Executive and the Majority Holders (as defined in the Purchase Agreement).

(l)            Insurance. The Company, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any reasonable medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.

(m)          Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(n)           Indemnification and Reimbursement of Payments on Behalf of Executive. The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company or its Subsidiaries or Executive’s ownership interest in the Company, including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity. In the event the Company or its Subsidiaries does not make such deductions or withholdings, Executive shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

(o)           Reasonable Expenses. Employer agrees to pay the reasonable fees and expenses of Executive’s counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

(p)           Termination. This Agreement (except for the provisions of Sections 6(a) and (b)) shall survive a Separation and shall remain in full force and effect after such Separation.

(q)           Adjustments of Numbers. All numbers set forth herein that refer to unit prices or amounts will be appropriately adjusted to reflect unit splits, unit dividends, combinations of units and other recapitalizations affecting the subject class of equity.

(r)            Deemed Transfer of Executive Securities. If the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Securities to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such units are to be repurchased shall no longer have any rights as a holder of such units (other than the right to receive payment of such consideration in accordance with this Agreement), and such units shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such units, whether or not the certificates therefor have been delivered as required by this Agreement.

(s)           No Pledge or Security Interest. The purpose of the Company’s retention of Executive’s certificates and executed security powers is solely to facilitate the provisions set forth in Section 3 herein and Section 4 of the Securityholders Agreement and does not by itself constitute a pledge by Executive of, or the granting of a security interest in, the underlying equity.

(t)            Rights Granted to GTCR and its Affiliates. Any rights granted to GTCR and its Affiliates hereunder may also be exercised (in whole or in part) by their designees.

(u)           Subsidiary Public Offering. If, after consummation of a Subsidiary Public Offering, the Company distributes securities of such Subsidiary to members of the Company, then such securities will be treated in the same manner as (but excluding any “preferred” features of the units with respect to which they were distributed) the units with respect to which they were distributed for purposes of Sections 1, 2, 3, 4 and 5 hereof.

(v)           Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Senior Management Agreement on the date first above written.

SOLERA HOLDINGS, LLC

By:	/s/ Tony Aquila
Name:	Tony Aquila
Its:	Chief Executive Officer

SOLERA, INC.

By:	/s/ Tony Aquila
Name:	Tony Aquila
Its:	Chief Executive Officer

/s/ John Schwinn
JOHN SCHWINN

Signature Page to Amended and Restated Senior Management Agreement of John Schwinn

Agreed and Accepted:
THE INVESTORS:

GTCR FUND VIII, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Philip A. Canfield
Name:	Philip A. Canfield
Its:	Principal

GTCR FUND VIII/B, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Philip A. Canfield
Name:	Philip A. Canfield
Its:	Principal

GTCR CO-INVEST II, L.P.

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Philip A. Canfield
Name:	Philip A. Canfield
Its:	Principal

Signature Page to Amended and Restated Senior Management Agreement of John Schwinn